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                                                                  EXHIBIT 99.1
KV PHARMACEUTICAL COMPANY
                                         CONTACT:
                                         CATHERINE M. BIFFIGNANI
                                         VICE PRESIDENT, INVESTOR RELATIONS
                                         314-645-6600

                                         [KV PHARMACEUTICAL logo]

FOR IMMEDIATE RELEASE

   KV PHARMACEUTICAL COMPANY COMPLETES FINANCIAL RESTATEMENT WITH THE FILING
                           OF FISCAL 2007 FORM 10-K

St. Louis, MO - March 25, 2008 - KV Pharmaceutical Company (NYSE: KVa/KVb), a fully integrated specialty pharmaceutical company that develops, manufactures, acquires and markets technology differentiated branded and generic/non-branded prescription pharmaceutical products, announced the filing of its fiscal 2007 Form 10-K with the Securities and Exchange Commission.

The filing includes restatements of previously reported results for fiscal years 1995 through 2006. In addition, the Company filed a Form 10-QA for the quarter ended June 30, 2006 and Form 10-Q's for the quarters ended September 30, 2006 and December 31, 2006. These filings complete the Company's previously announced restatement of financial results. The financial statements for fiscal 2007 included in the Form 10-K filed with the Securities and Exchange Commission are consistent with the previously reported unaudited financial information which was detailed in a press release dated February 15, 2008.

The Company is currently in the process of completing its Form 10-Q's for the fiscal quarters ended June 30, 2007, September 30, 2007 and December 31, 2007. The filing of the fiscal 2007 10-K brings the Company into compliance with the annual reporting conditions for continued trading on the New York Stock Exchange. However, KV will remain on the NYSE late filer list until its fiscal 2008 quarterly filings are completed.

The Company's filings have been delayed due to the previously reported investigation by a Special Committee of independent members of the Board of Directors into the Company's former stock option grant practices. The investigation concluded that no employee, officer or director of the Company engaged in any intentional wrongdoing or was aware that the Company's policies and procedures for granting and accounting for stock options were materially non-compliant with U.S. Generally Accepted Accounting Principles. The investigation also found no intentional violation of law or accounting rules with respect to the Company's historical stock option granting practices.


ABOUT KV PHARMACEUTICAL COMPANY
KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, manufactures, markets and acquires technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The Company markets its technology-distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its branded prescription pharmaceutical subsidiary.

For further information about KV Pharmaceutical Company, please visit the Company's corporate website at www.kvpharmaceutical.com.


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SAFE HARBOR
The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expects", "aims", "believes", "projects", "anticipates", "commits", "intends", "estimate", "will", "should", "could" and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about the Company's strategy for growth, product development, product launches, regulatory approvals, market position, market share increases, acquisitions, revenues, expenditures and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors, which among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing, including as a result of so-called authorized-generic drugs; (5) new product development and launch, including the possibility that any product launch may be delayed or that product acceptance may be less than anticipated; (6) reliance on key strategic alliances; (7) the availability of raw materials and/or products manufactured for the Company under contract manufacturing arrangements with third parties;
(8) the regulatory environment, including regulatory agency and judicial actions and changes in applicable law or regulations; (9) fluctuations in revenues; (10) the difficulty of predicting international regulatory approval, including timing; (11) the difficulty of predicting the pattern of inventory movements by the Company's customers; (12) the impact of competitive response to the Company's sales, marketing and strategic efforts; (13) risks that the Company may not ultimately prevail in litigation; (14) the completion of the Company's financial statements for the first, second and third quarters of fiscal 2008; (15) actions by the Securities and Exchange Commission and the Internal Revenue Service with respect to the Company's stock option grants and accounting practices; (16) the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission; and (17) the impact of credit market disruptions on the fair value of auction rate securities that we have acquired as short-term investments.

This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook. We are under no obligation to update any of the forward-looking statements after the date of this release.